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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.01 per share, of Rexene Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned have executed this Joint Filing Agreement this 16th day of March, 1995.



                                                /s/ Stephen C. Swid
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                                                    Stephen C. Swid


                                               /s/ Stephen D. Weinroth
                                            -------------------------------
                                                   Stephen D. Weinroth